Exhibit 16.1

RSM US LLP

2811 Ponce de Leon Blvd
February 14, 2025	Suite 820
Coral Gables, FL 33134

Securities and Exchange Commission	T +1 305 446 0114
Washington, D.C. 20549	F +1 305 442 7478

www.rsmus.com
Commissioners:

We have read CSP Inc’s statements included under Item 4.01 of its Form 8-K filed on February 14, 2025 and we agree with such statements concerning our firm.